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                                                                    Exhibit 23.2



                               CONSENT OF KPMG LLP



The Board of Directors and Shareholders of
Whitman Corporation and PepsiAmericas, Inc.:

We consent to the incorporation by reference in this joint proxy statement/prospectus and in the Registration Statement of our report dated February 1, 2000, relating to the consolidated balance sheets of Whitman Corporation and subsidiaries as of the end of fiscal years 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years 1999, 1998, and 1997, which report appears in the fiscal 1999 annual report on Form 10-K of Whitman Corporation.

We consent to the incorporation by reference in this joint proxy statement/prospectus and in the Registration Statement of our reports dated December 5, 1997, relating to the consolidated statements of income (loss), shareholders' equity and cash flows of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) and subsidiaries for the year ended September 30, 1997 and the related financial statement schedule, which reports appear in the 1999 annual report on Form 10-K.

We consent to the reference to our firm under the heading "Experts" in this joint proxy statement/prospectus and in the Registration Statement.

/s/ KPMG LLP
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Chicago, Illinois
September 20, 2000